Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP Variable Portfolio - Income Series, Inc.:
     AXP Variable Portfolio - Core Bond Fund
     AXP Variable Portfolio - Diversified Bond Fund
     AXP Variable Portfolio - Global Bond Fund
     AXP Variable Portfolio - High Yield Bond Fund
     AXP Variable Portfolio - Income Opportunities Fund
     AXP Variable Portfolio - Short Duration U.S. Government Fund AXP Variable Portfolio - Investment Series, Inc.:
     AXP Variable Portfolio - Equity Select Fund
     AXP Variable Portfolio - Growth Fund
     AXP Variable Portfolio - Large Cap Equity Fund
     AXP Variable Portfolio - Large Cap Value Fund
     AXP Variable Portfolio - New Dimensions Fund
     AXP Variable Portfolio - S&P 500 Index Fund
     AXP Variable Portfolio - Small Cap Advantage Fund
     AXP Variable Portfolio - Strategy Aggressive Fund
     AXP Variable Portfolio - Threadneedle Emerging Markets Fund AXP Variable Portfolio - Threadneedle International Fund
AXP Variable Portfolio - Managed Series, Inc.:
     AXP Variable Portfolio - Diversified Equity Income Fund
     AXP Variable Portfolio - Managed Fund
AXP Variable Portfolio - Money Market Series, Inc.:
     AXP Variable Portfolio - Cash Management Fund
AXP Variable Portfolio - Partners Series, Inc.:
     AXP Variable Portfolio - Partners Select Value Fund
     AXP Variable Portfolio - Partners Small Cap Value Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm"in Part B of the Registration Statement.



/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    October 27, 2004